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                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-104157 and 333-52240) or our report dated February 26, 2004, with respect to the consolidated financial statements and schedule of Catuity, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                     /s/ Ernst & Young LLP
Detroit, Michigan
March 12, 2004